UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 25, 2006

                         Lawrence Consulting Group, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                     000-50956               20-0653570
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(State or other jurisdiction of         (Commission           (I.R.S. Employer
        incorporation)                  File Number)         Identification No.)

445 Central Avenue, Suite 305, Cedarhurst, New York                     11516
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    (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (516) 374 5392

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10SB.

                                     Part I

Item 1. Description of Business

                                     SUMMARY

      On January 25, 2006, pursuant to a plan and agreement of merger (the "Plaza Agreement") dated as of October 31, 2005, among Lawrence Consulting Group, Inc. (the "Company"), Plaza Acquisition Corp., a wholly-owned subsidiary of the Company ("Acquisition Company"), Plaza Consulting Group, Inc. ("Plaza") and Elizabeth Plaza, the sole stockholder of Plaza, the Company acquired Plaza. The acquisition was effected by the merger of Acquisition Company into Plaza. Pursuant to the Agreement, Ms. Plaza, as the present sole stockholder of Plaza, received at the closing $10,000,000 plus 1,150,000 shares of the Company's common stock. In addition, Ms. Plaza will receive three payments, each in the amount of $2,750,000, payable on January 25, 2007, 2008 and 2009.

      References to "we," "us" "our" and similar words refer to the Company, and includes the business and financial information relating to the Company and Plaza on a combined basis. With respect to historical information, these terms refer to Plaza.

      We are a Puerto Rico based company established by Elizabeth Plaza in 1997 to offer consulting services to the pharmaceutical industry. We have successfully grown our business operation by providing quality, value-added consulting services to the major pharmaceutical manufacturing companies principally in Puerto Rico. We generated income before income taxes of $6.4 million on revenue of $17.4 million for the fiscal year ended October 31, 2005 and income before income taxes of $5.7 million on revenue of $16.9 million for the fiscal year ended October 31, 2004. Because, prior to January 25, 2006, we were taxed in the same manner as an S Corporation, our financial statements do not reflect any charge for income taxes.

      Our mission is to provide high quality services to the pharmaceutical and related industries to maintain or improve their quality standards and competitive value. We assist our clients to comply with government regulations by offering a full range of consulting services in the areas of: validation and qualification, technology transfer and post-approval changes, technical documentation, environmental safety and occupational health, microbiology/bio-control, process support and project management, compliance and regulatory, training services and computer systems. We have utilized our favorable market reputation and brand name to secure major contracts with many major drug manufacturers throughout Puerto Rico. We provide validation, regulatory compliance and value-added consulting services as problem solving solutions to its customers in the pharmaceutical, chemical (bulk manufacturing), biotechnology and medical devices industries in Puerto Rico.

      Our engineering and life science professionals includes former FDA investigators, former quality assurance managers or directors from pharmaceutical companies, and experienced and well-trained professionals with masters and doctorates in health sciences and engineering. Our objective is to offer a flexible, common sense and cost effective approach to meet our clients' needs, strategies and budget objectives.

Organization; Merger

      On January 25, 2006, pursuant to the Plaza Agreement, Acquisition Company was merged into Plaza, with the result that Plaza became a wholly-owned subsidiary of Lawrence Consulting Group, Inc. As a result of the merger of Acquisition Company into Plaza, our business is the business of Plaza. The merger will be accounted for as a reverse acquisition, with Plaza being the accounting acquiring party. The accounting rules for reverse acquisitions require that beginning with the date of the merger, January 25, 2006, our balance sheet includes the assets and liabilities of Plaza and our equity accounts were recapitalized to reflect the net equity of Plaza. In addition, our historical operating results will be the operating results of Plaza.

      Plaza is a Puerto Rico corporation founded in 1997. Its executive offices are located at Sardinera Beach Building, Carr. #693, Km 6, Dorado, Puerto Rico 00646, telephone (787) 278-2709. Our website is www.pharmaservpr.com. Information on our website or any other website is not part of this current report on Form 8-K.

      Lawrence Consulting Group is a Delaware corporation, organized in 2004 Its executive offices are located at 445 Central Avenue, Suite 305, Cedarhurst, New York 11516, telephone (516) 374 5392.

                                  RISK FACTORS

      An investment in the Company's securities involves a high degree of risk. Investors should only purchase the Company's securities if you can afford to suffer the loss of your entire investment.

Risks That Relate to our Business

Because our business is concentrated in the pharmaceutical industry in Puerto Rico, any changes in that industry could impair our ability to generate business.

      Since substantially all of our business is performed in Puerto Rico for pharmaceutical, biotechnology and chemical manufacturing companies, our ability to generate revenue and profit would be impaired by such factors as changes in taxes in Puerto Rico, or regulatory, tax or economic conditions which discourage these businesses from operating in Puerto Rico and changes in U.S. government regulations which affect the need for services such as those provided by Plaza.

Because our business is dependent upon a small number of clients, the loss of a major client could impair its ability to operate profitably.

      During the years ended October 31, 2005 and 2004, a very small number of clients accounted for a disproportionately large percentage of our revenue. For the year ended October 31, 2005, two customers accounted for approximately 62.4% of revenue, and for the year ended October 31, 2004, the same two customers accounted for approximately 65.0% of revenue. The loss of any major customer could impair our ability to operate profitably, and we cannot assure you that we will be able to replace any major customer we may lose. In particular, we have a contract with our largest client which expired on December 31, 2005. For the year ended October 31, 2005, our revenue from such contract was approximately $5.3 million, or approximately 30.6% of total revenue for the year, and for the year ended October 31, 2004, revenue from this one contract was approximately $7.0 million, or 41.3% of revenue. We cannot assure you that this contract will be extended or renewed. Our failure to obtain an extension or renewal of this contract or our failure to replace this contract with new business could have a material adverse effect on us and our financial condition.

Our cash requirements include payments totaling $8.25 million due to Elizabeth Plaza.

      Pursuant to the merger agreement, we are required to makes three payments, each in the amount of $2.75 million, on January 25, 2007, 2008 and 2009. These payments are not contingent upon our earnings, earnings before interest, taxes, depreciation and amortization or any other financial criteria. We may have not have resources other than our operations from which to make the payments. We cannot assure you that we will have available cash from which we can make these payments and, even if we do have the available cash, our growth may be impaired if we use our cash for that purpose.

Because the pharmaceutical industry is subject to government regulations, our business may be affected by changes in government regulations.

      Because government regulations affect all aspects of the pharmaceutical, biotechnology and chemical manufacturing industries, including regulations relating to the testing and manufacturing of pharmaceutical products and the disposal of materials which are or may be considered toxic, any change in government regulations could have a profound effect upon not only these companies but companies, such as Plaza, that provide services to these industries. If we are not able to adapt and provide necessary services to meet the requirements of these companies in response to changes in government regulations, our ability to generate business may be impaired.

Changes in United States tax laws may affect the development of the pharmaceutical industry in Puerto Rico which could significantly impair our business.

      Until 1996, the Internal Revenue Code provided certain tax benefits to pharmaceutical companies operating in Puerto Rico by enabling their Puerto Rico operations to operate free from federal income taxes. Partly as a result of the tax benefits, numerous pharmaceutical companies established facilities in Puerto Rico. In 1996, this tax benefit was eliminated, although companies that had facilities in Puerto Rico could continue to receive these benefits for ten years, at which time the benefits expire. Although some tax benefits remain, the change in the tax law may affect the willingness of pharmaceutical companies to continue or to expand their Puerto Rico operations. To the extent that pharmaceutical companies choose to develop and manufacture products outside of Puerto Rico, our ability to generate new business may be impaired.

If we are unable to protect our clients' intellectual property, our ability to generate business will be impaired.

      Our services either require us to develop intellectual property for clients or provide our personnel with access to our clients' intellectual property. Because of the highly competitive nature of the pharmaceutical, biotechnology and chemical manufacturing industries and the sensitivity of our clients' intellectual property rights, our ability to generate business would be impaired if we fail to protect those rights. Although all of our employees are required to sign non-disclosure agreements, any disclosure of a client's intellectual property by an employee may subject us to litigation and may impair our ability to generate business either from the affected client or other potential clients.

We may be subject to liability if our services or solutions for our clients infringe upon the intellectual property rights of others.

      It is possible that in performing services for our clients, we may inadvertently infringe upon the intellectual property rights of others. In such event, the owner of the intellectual property may commence litigation seeking damages and an injunction against both us and our client, and the client may bring a claim against us. Any infringement litigation would be costly, regardless of whether we ultimately prevail. Even if we prevail, we will incur significant expenses and our reputation would be hurt, which would affect our ability to generate business and the terms on which we would be engaged, if at all.

We may be held liable for the actions of our employees when on assignment.

      We may be exposed to liability for actions taken by our employees while on assignment, such as damages caused by their errors, misuse of client proprietary information or theft of client property. We currently do not maintain insurance coverage against this risk although we may obtain errors and omissions insurance in the future. Due to the nature of our assignments, we cannot assure you that we will not be exposed to liability as a result of our employees being on assignment.

To the extent that we perform services pursuant to fixed-price or incentive-based contracts, our cost of services may exceed our revenue on the contract.

      Some of our revenue is derived from fixed price contracts. Our costs of services may exceed revenue of these contracts if we do not accurately estimate the time and complexity of an engagement. Further, we are seeking contracts by which our compensation is based on specified performance objectives, such as the realization of cost savings or specified performance objectives. Our failure to achieve these objectives would reduce our revenue and could impair our ability to operate profitable.

      Our profit margin is largely a function of the rates we are able to recover for our services and the utilization rate of our professionals. Accordingly, if we are not able to maintain our pricing for our services or an appropriate utilization rate for our professionals without corresponding cost reductions, our profit margin and profitability will suffer. The rates we are able to recover for our services are affected by a number of factors, including:

      o Our clients' perception of our ability to add value through our services;

      o     Our ability to complete projects on time;

      o     Pricing policies of competitors;

      o Our ability to accurately estimate, attain and sustain engagement revenues, margins and cash flows over increasingly longer contract periods; and

      o     General economic and political conditions.

      o Our utilization rates are also affected by a number of factors, including:

      o     Seasonal trends, primarily as a result of our hiring cycle;

      o Our ability to move employees from completed projects to new engagements; and

      o     Our ability to manage attrition of our employees.

Because most of our contracts may be terminated on little or no advance notice, our failure to generate new business could impair our ability to operate profitably.

      Our contracts can be terminated by our clients with short notice. Our clients typically retain Plaza on an non-exclusive, engagement-by-engagement basis, and the client may terminate, cancel or delay any engagement or the project for which Plaza is engaged, at any time and on short notice. As a result, we need to develop new business on an ongoing basis. Since our operations are generally limited to companies operating in Puerto Rico and, to a lesser extent, Puerto Rico businesses that operate elsewhere, the termination, cancellation, expiration or delay of contracts could have a significant impact on our ability to operate profitable.

Because of the competitive nature of the pharmaceutical, biotechnology and chemical manufacturing consulting market, Plaza may not be able to compete effectively if it cannot efficiently respond to changes in the structure of the market and developments in technology.

      Because of recent consolidations in the pharmaceutical, biotechnology and chemical manufacturing consulting business, we are faced with an increasing number of larger companies that offer a wider range of services and have better access to capital than we have. We believe that larger and better-capitalized competitors have enhanced abilities to compete for both clients and skilled professionals. In addition, one or more of our competitors may develop and implement methodologies that result in superior productivity and price reductions without adversely affecting their profit margins. We cannot assure you that we will be able to compete effectively in an increasingly competitive market.

We are dependent upon our management and we need to engage skilled personnel.

      Our success to date has depended in large part on the skills and efforts of Elizabeth Plaza, our president, chief executive officer and founder. The loss of the services of Ms. Plaza could have a material adverse effect on the development and success of our business. Although we entered into a three-year contract with Ms. Plaza, the agreement only requires her to continue as an employee for 18 months and as a consultant for the remaining 18 months, and it does not guarantee that she will continue to be employed by us. During the term of her employment, we will have to identify and hire a person to serve as president and chief executive officer upon Ms. Plaza's retirement. Our failure to hire a qualified person in a timely manner will impair our ability to grow. In addition, because of the highly technical nature of the work that we perform for our clients in the pharmaceutical, biotechnology and chemical manufacturing industries, we need to hire highly skilled personnel who are familiar with the needs of these companies in order to perform the services which we provide. Our future success will depend in part upon our ability to attract and retain additional qualified management and technical personnel. Competition for such personnel is intense and we compete for qualified personnel with numerous other employers, including consulting firms, some of which have greater resources than we have, as well as pharmaceutical companies, all of which have significantly greater financial and other resources than we. We may experience increased costs in order to retain and attract skilled employees. Our failure to attract additional personnel or to retain the services of key personnel and independent contractors could have a material adverse effect on our ability to operate profitably

We may not be able to continue to grow unless we consummate acquisitions or enter markets outside of Puerto Rico.

      An important part of our growth strategy is both to acquire other businesses which can increase the range of services and products that we can offer and to establish offices in countries where we do not presently operate, either by acquisition or by internal growth. Any acquisitions we make may be made with cash or our securities or a combination of cash and securities. To the extent that we require cash, we may have to borrow the funds or sell equity securities. The issuance of equity, if available, would result in dilution to our stockholders. We have no commitments from any financing source and we may not be able to raise any cash necessary to complete an acquisition. If we seek to expand our business internally, we will incur significant start-up expenses without any assurance of our ability to penetrate the market. If we fail to make any acquisitions or otherwise expand our business, our future growth may be limited. As of the date of this memorandum, we do not have any agreement or understanding, either formal or informal, as to any acquisition.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

      If we make acquisitions or establish operations in countries outside of Puerto Rico, we could have difficulty integrating the acquired companies' personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

      o the difficulty of integrating acquired products, services or operations;

      o the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

      o difficulties in complying with regulations in other countries that relate to both the pharmaceutical or other industry to which we provide services as well as our own operations;

      o difficulties in maintaining uniform standards, controls, procedures and policies;

      o the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

      o the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

      o the effect of any government regulations which relate to the business acquired;

      o potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition;

      o difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities; and

      o potential expenses under the labor, environmental and other laws of other countries.

      Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. Further, the commencement of business in other countries may be subject to significant risks in areas which we are not able to prepare for in advance.

Our quarterly revenues, operating results and profitability will vary from quarter to quarter, which may result in increased volatility of our share price.

      Our quarterly revenues, operating results and profitability have varied in the past and are likely to vary significantly from quarter to quarter, making them difficult to predict. This may lead to volatility in our share price. The factors that are likely to cause these variations are:

      o Seasonality, including number of workdays and holiday and summer vacations;

      o     The business decisions of clients regarding the use of our services;

      o Periodic differences between clients' estimated and actual levels of business activity associated with ongoing engagements, including the delay, reduction in scope and cancellation of projects;

      o The stage of completion of existing projects and/or their termination;

      o Our ability to move employees quickly from completed projects to new engagements;

      o     The introduction of new services by us or our competitors;

      o     Changes in pricing policies by Plaza or our competitors;

      o Our ability to manage costs, including personnel costs, support-services costs and severance costs;

      o Acquisition and integration costs related to possible acquisitions of other businesses.

      o Changes in estimates, accruals and payments of variable compensation to our employees; and

      o Global economic and political conditions and related risks, including acts of terrorism.

We may not be able to raise additional funds in the future.

      We may, in the future, require funds to expand our business or to make acquisitions. We have no commitment by any person to provide us with funds if we require funds. We cannot assure you that we will be able to raise any funds that we may require, and, if we are able to raise funds, the terms on which we raise funds may result in significant dilution to you.

No Dividends.

      We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business and to pay the deferred payments of $8.25 million owed to Elizabeth Plaza, and we may never pay cash dividends.

Risks Concerning our Securities.

Because our stock is not currently traded, we cannot predict when or whether an active market for our common stock will develop.

      Our common stock is not traded on any trading market, and we do not have a significant public float. If our common stock were to trade on the OTC Bulletin Board or the Pink Sheets, we cannot assure you that any significant market for our stock would develop. In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations for our stock; the market visibility for our stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

      Our operating results may fall below the expectations of securities analysts and investors as well as our own projections. In this event, the market price of our common stock would likely be materially adversely affected.

The registration and sales of common stock by the investors in our private placement may have a depressive effect upon the market for our common stock.

      Contemporaneously with the closing of the merger, we issued 1,175,000 shares of series A preferred stock, which are convertible into 15,998,800 shares of common stock, and warrants to purchase 7,999,400 shares of common stock, in addition to the 1,150,000 shares we issued to Elizabeth Plaza, the 600,000 shares of common stock and warrant to purchase 2,500,000 shares of common stock that we issued to San Juan Holdings, and warrants to purchase 1,439,892 shares of common stock issuable to brokers who assisted in the private placement. The holders of all of these shares have registration rights with respect to the common stock that we issued and that are issuable upon conversion of the series A preferred stock and the warrants. Since we have a nominal public float, if such holders sell a significant number of shares of common stock, the market price of our common stock may decline. Accordingly, the mere filing of the registration statement, which will reflect the potential sale of all of those shares of common stock, could have a significant depressive effect on our stock price which could make it difficult both for us to raise funds from other sources and for the public stockholders to sell their shares. Further, if we fail to file a registration statement in a timely manner, we may be required to issue additional shares of series A preferred stock or common stock as liquidated damages.

The exercise of outstanding options and warrants may have a dilutive effect on the price of our common stock.

      To the extent that outstanding stock options and warrants are exercised, dilution to our stockholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

      The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the Commission, the New York and American Stock Exchanges and the Nasdaq Stock Market as a result of Sarbanes-Oxley require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted all of these measures. As of the date of this memorandum, we are not in compliance with requirements relating to the distribution of annual and interim reports, the holding of stockholders meetings and solicitation of proxies for such meeting and requirements for stockholder approval for certain corporate actions. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Because we expect to be subject to the "penny stock" rules, you may have difficulty in selling our common stock.

      If our stock price is less than $5.00, our stock will be subject to the Commission's penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. These rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. See "Description of Securities - Certain Market Information" for information relating to these rules.

      According to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

      o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

      o "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

      o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

      Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any proceeding based upon a claim that the material provided by us, including this memorandum, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

                           FORWARD-LOOKING STATEMENTS

      Statements in this current report on Form 8-K may be "forward-looking statements." Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to product demand, our ability to diversify our client base and enter new markets for our services, market and customer acceptance, our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

                                    BUSINESS

      We are a Puerto Rico-based company established in 1997 to offer consulting services to the pharmaceutical, biotechnology and chemical manufacturing industries. We were founded by Ms. Elizabeth Plaza after many years of hands on experience in technical services, process validation programs, cleaning procedures, validation, product and process transfers, process optimization, and quality and regulatory compliance programs. We have successfully grown our business operation by providing quality, value-added consulting services to the major pharmaceutical manufacturing companies located throughout the island of Puerto Rico. To a lesser extent, we also provide consulting services to Puerto Rico companies operating in the United States and in Europe. For the fiscal year ended October 31, 2005, we generated income before income taxes of $6.4 million on revenue of $17.4 million, and for the fiscal year ended October 31, 2004, we generated income before income taxes of $5.7 million on revenues of $16.9 million. We have a team of more than 140 qualified professionals with in-depth experience, and we have been designated as a preferred supplier by our major clients.

      Our mission is to provide high quality services to the pharmaceutical and related industries to maintain or improve their quality standards and competitive value. We assist our clients in complying with regulations by offering a full range of consulting services in the areas of validation and qualification, technology transfer and post-approval changes, technical documentation, environmental safety and occupational health, microbiology/bio-control, process support and project management, compliance and regulatory, training services and computer systems. We have utilized our market reputation and name recognition to generate contracts with many major drug manufacturers throughout Puerto Rico. We market our proprietary validation, regulatory compliance and pharmaceutical technology consulting services to Puerto Rico pharmaceutical, chemical (bulk manufacturing), biotechnology and medical devices companies in Puerto Rico, the United States and Europe.

      Our highly-trained and experienced engineering and life science professionals include former FDA investigators, former quality assurance managers or directors, and experienced and well-trained professionals with masters and doctorates in health sciences and engineering. Its professional staff is committed to our objective to provide a flexible, common sense and cost effective approach to meet our client's needs, strategies and budget objectives.

      We have established quality systems for our employees which include:

      o Training Programs - including a Current Good Manufacturing Practices exam prior to recruitment and quarterly refreshers;

      o Safety Program - including OSHA and health (medical surveillance, certificate of good health, drug screening, background checks including conduct certificates, alcohol and smoke free policy);

      o Code of Ethics - Recruitment full training program including: employee manual, dress code, time sheets and good projects management and control procedures, job descriptions, and firm operating and administration procedures.

      In addition, we have implemented procedures to respond to client complaints and customer satisfaction survey procedures. As part of our employee performance appraisal annual process, our clients receive an evaluation form for employee project performance feedback.

      In January 2006, we acquired certain assets for a purchase price of $300,000, from Mr. Mark Fazio. The acquired assets include a client list and a validation compliance service business. One-third of the purchase price was paid in January 2006, one-third is payable on March 31, 2006 and one-third is payable on June 30, 2006. We have also hired eleven former employees of the business.

Business Strategy and Objectives. We have a well-established and consistent relationship with the major pharmaceutical, biotechnology and chemical manufacturing companies in Puerto Rico. Our business strategy is based on a commitment to provide premium quality and professional consulting services and reliable customer service to our customer base. Our business strategy and objectives are as follows:

      o Continue growth in consulting services in each technical service, quality assurance, validation, engineering and manufacturing departments by achieving greater market penetration from our marketing and sales efforts;

      o Continue to enhance our technical consulting services through an increase in professional staff through internal growth and acquisitions that provides the best solutions to our customers' needs;

      o Motivate our professionals and support staff by implementing a compensation program which includes both individual performance and overall company performance as elements of compensation;

      o Create a pleasant corporate culture and emphasize operational safety and timely service;

      o Continue to maintain our reputation as a trustworthy and highly ethical partner; and

      o Efficiently manage our operating and financial costs and expenses.

Technical Consulting Services

      We have established a reputation as a premier technical consulting services firm to the pharmaceutical, biotechnology and chemical manufacturing industries in Puerto Rico. These services include regulatory compliance, validation, technology transfer, training in project management and process support. We have approximately 14 major clients that represent the largest pharmaceutical, chemical manufacturing and biotechnology companies in Puerto Rico.

Marketing

      We conduct our marketing activities primarily within the local Puerto Rico marketplace. We actively utilizes our project managers who are currently managing consulting service contracts at various client locations to also market consulting services to their existing and past client relationships. Our senior management is also actively involved in the marketing process, especially in marketing to major accounts. Our Senior management and staff also concentrate on developing new business opportunities and focus on the larger customer accounts (by number of professionals or dollar volume) and responding to prospective customers' Requests for Proposals.

Principal Customers

      Two customers accounted for 10% or more of our revenue during the fiscal years ended October 31, 2005 and 2004. The following table sets forth information as to revenue and percentage of revenue for these periods (dollars in thousands):

                                    Fiscal Year Ended          Fiscal Year Ended
Customer                             October 31, 2005          October 31, 2004
--------                             ----------------          ----------------
Schering Plough                        $7,523 (43.3%)            $8,075 (47.8%)
Lilly Del Caribe                        3,312 (19.1%)             2,911 (17.2%)

Competition

      We are engaged in a highly competitive and fragmented industry. Some of our competitors are, on an overall basis, larger than we or are subsidiaries of larger companies, and therefore may possess greater resources than we. Furthermore, because the technical professional aspects of our business do not usually require large amounts of capital, there is relative ease of market entry for a new entrant possessing acceptable professional qualifications. Accordingly, we compete with regional, national, and international firms. Within the Puerto Rico marketplace, certain competitors, including local competitors, may possess greater resources than we do.

      Our competitors for validation and compliance consulting services include Fluor Corporation, Foster Wheeler Corp., Siemens, Skanska Pharmaceutical, and Washington Group International, as well as smaller validation companies in Puerto Rico and mainland United States.

      Competition for validation and consulting services is based primarily on reputation, track record, experience, quality of service and price. We believe that we enjoy significant competitive advantages over other consulting service firms because of our historical market share within Puerto Rico, brand name, reputation and track record with many of the major pharmaceutical, biotechnology and chemical manufacturing companies in Puerto Rico.

      Because of recent consolidations in the pharmaceutical consulting business in Puerto Rico, we are faced with an increasing number of larger companies that offer a wider range of services than we and which also have better access to capital. We believe that larger and better-capitalized competitors have enhanced abilities to compete for both clients and skilled professionals. In addition, one or more of our competitors may develop and implement methodologies that result in affecting their, and thus, potentially, our profit.

      The market of qualified and/or experienced professionals that are capable of providing technical consulting services is very competitive and consists primarily of our competitors as well as companies in the pharmaceutical, chemical, biotechnology and medical devices industries who are our clients and potential clients. In seeking qualified personnel we market our name recognition in the Puerto Rico market, our reputation with our client, salary and benefits, quality training and a low turnover of professional employees.

Intellectual Property Rights

      We have no proprietary software or products. We rely on non-disclosure agreements with our employees to protect the proprietary software and other proprietary information of our clients. Any unauthorized use or disclosure of this information could harm our business.

Personnel

      We currently employ twelve administrative and technical staff employees and approximately 140 technical consultants who provide consulting services to several of our clients. Most of our technical consultants are employees, although we do engage independent consultants on a contract basis. In general, when we hire independent consultants, it is for specific projects where we do not expect to require their services on a long-term basis. We may replace the independent consultants with our own employees or hire them if we see a longer term requirement. None of our employees are represented by a labor union, and we consider our employee relations to be good.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion together with Financial Statements and pro forma financial statements that are filed as exhibits to this current report on Form 8-K.

      The following discussion of the results of our operations and financial condition should be read in conjunction with the financial statements of Plaza and the related notes, which appear elsewhere in this Form 8-K. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see "Forward Looking Statements."

Overview

      We are a validation and compliance consulting service firm in Puerto Rico. The validation and compliance consulting service market in Puerto Rico consists of local validation and compliance consulting firms, U.S. dedicated validation and compliance consulting firms and large publicly traded and private U.S. and foreign engineering and consulting firms. We provide a broad range of compliance and validation consulting services. We have been successful in utilizing our favorable market reputation to secure contracts with many major drug manufacturers throughout Puerto Rico. We market our services to pharmaceutical, chemical, biotechnology and medical devices and allied products companies in Puerto Rico, the U.S. and Europe through their Puerto Rico operations. Our staff includes approximately 140 experienced engineering and life science professionals, including former FDA investigators, former quality assurance managers or directors, and experienced and well-trained professionals with masters and doctorates in health sciences and engineering.

      Our revenue is derived from time and materials contracts, where the clients are charged for the time, materials and expenses incurred on a particular project, from fixed-fee contracts or from "not to exceed" contracts in which the value of the contract to us cannot exceed a stated amount. For time and materials contracts, our revenue is principally a function of the number of compliance and validation professional employees and the volume of hours billed per professional. To the extent that our revenue is based on fixed-fee or "not to exceed" contracts, our ability to operate profitably is dependent upon its ability to estimate accurately the costs that it will incur on a project. If we underestimate our costs on any contract, we would sustain a loss on the contract

      The principal components of our cost of revenue are employee compensation (salaries, wages, taxes and benefits) and expenses relating to the performance of the services.

      We believe the most significant factors to achieving future business growth are the ability to (a) continue to provide quality value-added validation and compliance services to its clients in the Puerto Rico marketplace; (b) recruit and retain highly educated and experienced validation and compliance professionals; (c) further expand our products and services to address the expanding compliance needs of the its clients; and (d) expand our market presence into the United States, Latin America and Europe in order to respond to the international validation and compliance demands of its clients.

      Our total other expenses include approximately $12,861of non-recurring legal and out of pocket transaction expenses directly related to the reverse acquisition and related transactions. Accordingly, our accounts payable and accrued expenses liability reflect the accrual of such transaction expenses. Pursuant to the merger agreement, these transaction expenses will be paid prior to or at the close of the transaction.

      Working capital decreased from $7.4 million to $5.8 million as a result of certain cash distributions to our sole stockholder in anticipation of the closing of the reverse acquisition. The merger agreement required us to have a $5.5 million net book value as of the effective date of the transaction, of which at least $2.0 million was to be cash.

Critical Accounting Policies and Estimates

      The discussion and analysis of our financial condition and results of operations are based upon Plaza's consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States. We believe the following are the critical accounting policies that impact the financial statements, some of which are based on management's best estimates available at the time of preparation. Actual experience may differ from these estimates.

      Cash and cash equivalents. For purposes of the statements of cash flows, cash and cash equivalents include liquid investments with original maturities of three months or less.

      Revenue Recognition--We recognize revenues in the month when services are rendered to customers. In the case of fixed-fee contracts, revenue is recognized based on the percentage that the services rendered bears to the estimated services to be performed over the contract.

      Bad Debt--Bad debts are accounted for using the direct write-off method whereby an expense is recognized only when a specific account is determined to be uncollectible. The effect of using this method approximates that of the allowance method.

      Property and Equipment-- Property and equipment is stated at cost. Depreciation is provided using the straight-line basis over the estimated useful lives of the assets. Major renewals and betterments that extend the life of the assets are capitalized, while expenditures for repairs and maintenance are expensed when incurred.

      Income Taxes-- We elected from our inception to be covered under the provisions of Subchapter N of Subtitle A of the Puerto Rico Internal Revenue Code (the "Puerto Rico Code"), which is similar to Subchapter S of the Internal Revenue Code in that our taxable income is taxed to our stockholders and we have no income tax liability. Upon the completion of the reverse acquisition we are no longer eligible for treatment as a Subchapter N corporation.

      We pay the Puerto Rico Secretary of Treasury, on behalf of our stockholder and as required by the Puerto Rico Code, an amount equal to 33% of our taxable Income. These payments, and any income tax withheld by customers, are included in the amount of distributions to stockholder in our financial statements. The total amount paid to the Secretary of Treasury and the distributions paid to the stockholder during the years ended October 31, 2005 and 2004 amounted to $1,627,455 and $1,603,332, respectively.

      Concentration of credit risk-- Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash deposits and trade accounts receivable. We maintain our bank account in a high quality financial institution. While we attempt to limit any financial exposure, our deposit balances frequently exceed federally insured limits; however, no losses have been experienced on this account. Our revenues are concentrated in the pharmaceutical industry in the island of Puerto Rico. Approximately 62% and 61% of the revenues in fiscal years 2005 and 2004, respectively, were generated by two customers. The same customers had an outstanding balance at October 31, 2005 and 2004 representing 63% and 60% of the total receivables, respectively. We assess the financial strength of our customers and, as a consequence, believe that our trade accounts receivable credit risk exposure is limited.

      Retirement Plan-- We adopted a qualified profit sharing plan in January 2002 (amended on November 30, 2003) in accordance with the provision of Section l165(a)(3)(A) of the Puerto Rico Code, for employees who meet certain age and service period requirements. We make contributions to this plan as required by the provisions of the plan document. Our contributions for fiscal years 2005 and 2004 were $35,908 and $29,467, respectively.

      Stock Option Plan-- Stock options are generally granted with an exercise price equal to the book value of the common stock as of October 31, 2003, expire ten years from the date they were granted, and generally vest over a three-year service period. The excise price of the option is the same as the estimated fair value of our stock.

      Fair value of financial instruments - The carrying value of our financial instruments (excluding obligations under capital leases): cash, accounts receivable, accounts payable and accrued liabilities, are considered reasonable estimates of fair value due to short period to maturity. We believe, based on current rates, that the fair value of our obligations under our capital leases approximates the carrying amount.

      Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

      In March 2005, the FASB issued FASB Interpretation No. 47 "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 clarifies that the term "conditional asset retirement obligation" as used in FASB Statement No. 143 "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FASB Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset obligation. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. Management does not expect that the application of this standard will have any effect on our results of operations or financial condition.

      In December 2004, the FASB issued FASB Statement No. 153 "Exchanges of Non-Monetary Transactions - an amendment of APB Opinion No. 29." The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. We do not expect that the adoption of FAS-I53 will have a material impact on its results of operations and financial position.

      In December 2004, the FASB issued a revision of FASB Statement No. 123 "Accounting for Stock-Based Compensation." This Statement supersedes SPB Opinion No. 25 "Accounting for Stock Issued to Employees" and its related implementation guide. This Statement establishes standards for the accounting for transactions in which an entity exchanges instruments for goods and services. It also addresses transactions in which an entity incurs in liabilities in exchange of goods and services that are based on the fair value of the entity's equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. One of the effects of the application of FASB123R is to treat the value (as properly determined) of the options as compensation to the grantees, thus increasing the company's selling, general and administrative expenses.

      In May 2005, the FASB issued FASB Statement No. 154 "Accounting for Changes and Errors Corrections." This Statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When its is impracticable to determine the period specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retroactive application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. We do not expect that the adoption of FAS-154 will have a material impact on its results of operations and financial position.

Results of Operations

      The following table sets forth our statements of operations for the fiscal years ended October 31, 2005 and 2004, as a percentage of revenue:

                                                   Fiscal Year Ended October 31,
                                                   2005                 2004
                                                   ----                 ----
Revenue                                            100.0%               100.0%
Cost of revenue                                    54.0%                55.3%
Gross profit                                       46.0%                44.7%
Selling, general and administrative costs          8.8%                 10.5%
Depreciation and amortization                      0.5%                 0.3%
Total operating expenses                           9.3%                 10.8%
Income before income taxes                         36.7%                33.9%

Year Ended October 31, 2005 Compared to Year Ended October 31, 2004

      Revenues. Revenues for 2005 were $17.4 million, an increase of $500,000, or 2.8%, compared to 2004 revenues. The increase in revenue is attributable to continued demand from existing customers and business from current new customers.

      Cost of Revenues. Cost of revenues was $9.4 million in 2005, an increase of $38,941, or 0.4%, from 2004. Our gross profit and margin increased to $8.0 million and 46.0% for 2005 from $7.6 million and 44.7% in 2004. The increase in our gross margin is attributable to better management and negotiation with respect to our fixed-rate service contracts and the more efficient utilization of out professional staff.

      Selling, general and administrative Expenses. Our selling, general and administrative expenses were $1.5 million in 2005, a decrease of $243,773, 13.7%, from 2004. The decrease in these expenses was due to a reduction in our administrative staff in 2004, which affected the results of our operations in 2005, and efficiencies in our corporate and administrative management, including a reduction in turnover.

      Income before income taxes. As a result of the foregoing, our income before income taxes increased to $6.4, million or 12.3%, in 2005 from $5.7 million in 2004.

Liquidity and Capital Resources

      Liquidity is a measure of our ability to meet potential cash requirements, including planned capital expenditures. At October 31, 2005, we had working capital of $5.8 million. We have historically met our capital requirements through cash flows from operations.

      We generated cash of $6.8 million from operations for the fiscal years ended October 31, 2005. In that year, we Plaza made cash distributions of $8.0 million to our stockholder. The cash distributions to the stockholder include payments made by us to the Puerto Rico Secretary of the Treasury in respect of income allocable to the stockholder.

      Our primary cash needs consist of payment of compensation to its professional employees, overhead expenses and payment to the Puerto Rico Secretary of the Treasury in respect of income allocable to the stockholder. We have a line of credit of $250,000 secured by the personal guarantee of the stockholder. This line of credit bears interest at 2.00% over the prime rate and was unused at October 31, 2005.

      The following is a schedule of our indebtedness, including our capital lease obligations at October 31, 2005, over the periods we are required to pay such indebtedness.

      Accounts payable and accrued expenses        $  996,829
      Obligations under capital leases                240,190
                                                   ----------
      Total liabilities                            $1,237,019
                                                   ----------

      Accounts payable and accrued expenses include an accrual of approximately $12,861 for transaction expenses related to the merger transaction, which were paid at closing. In addition, we are required to pay Ms. Plaza, formerly our sole stockholder, $2,750,000 on each of January 25, 2007, 2008 and 2009 pursuant to the merger agreement relating to the reverse acquisition.

      We believe that based on current levels of operations and anticipated growth, cash flows from operations, high quality customer receivables and nominal uncollectables, together with available sources of liquidity, including borrowings under the line of credit facility, will be sufficient to fund anticipated expenses and satisfy other possible long-term contractual commitments for the next twelve months, including our obligation to Ms. Plaza.

      While uncertainties relating to environmental, insurance, labor and other regulatory matters exist within the consulting services industry, management is not aware of any trends or events likely to have a material adverse effect on liquidity or its financial statements.

Item 3. Description of Property.

      In November 2004, we entered into a three-year lease with Plaza Professional Center, Inc., a company controlled by Ms. Elizabeth Plaza, for facilities used as our main offices. The rent is $28,800 per annum.

      We also lease approximately 1,600 square feet pursuant to a ten-year lease with Plaza Professional Center, Inc., that expires in July 2013. The lease covers land in Dorado, Puerto Rico, on which we maintain a training facility for our employees, and provides for an annual rental of $12,000.

      We also lease office space in Hilltown, Pennsylvania pursuant to a month-to-month lease at a monthly rental of $2,750.

      We believe that are present facilities are adequate to meet our needs and that, if we require additional space, it is available on commercially reasonable terms.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

      The following table provides information at to shares of common stock beneficially owned as of January 26, 2006 by:

      o     each director;
      o     each officer named in the summary compensation table;
      o each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
      o     all directors and executive officers as a group.

                                          Shares of Common Stock
Name                                           Beneficially Owned    Percentage
----                                           ------------------    ----------
      Elizabeth Plaza                                   1,150,000          50.0%
      373 Mendez Vigo, Suite 110
      Dorado, Puerto Rico 00646
      San Juan Holdings, Inc.                           3,100,000          64.6%
      MCS Plaza, Suite #305
      255 Ponce de Leon Ave
      Hato Rey, PR 00917
      Dov Perlysky                                      1,200,000          36.8%
      445 Central Avenue, Suite 305
      Cedarhurst, New York 11516
      Kirk Michel                                              --             0%
      Howard Spindel                                           --             0%
      Irving Wiesen                                            --             0%
      All officers and directors as a group (two        2,350,000          67.1%
      individuals owning stock)

      Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise or warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of January 26, 2006.

      All references to numbers of shares in this Form 8-K reflect the two-for-one stock distribution effective January 24, 2006, pursuant to which we issued one share of common stock with respect to each share of common stock outstanding on that date.

      The shares owned by San Juan Holdings, Inc. include 2,500,000 shares of common stock issuable upon exercise of a warrant. The exercise price of the warrant is $.06 per share. In connection with the private placement, which is described under "Item 3.02. Unregistered Sale of Equity Securities" in this Form 8-K, San Juan Holding purchased three units, which consist of 75,000 shares of series A preferred stock, which are convertible into 1,020,200 shares of common stock, and warrants to purchase 255,300 shares of common stock at $1.10 per share and 255,300 shares of common stock at $1.65 per share. The shares of series A preferred stock are not convertible into common stock and the warrants issued in the private placement are not exercisable until we amend our certificate of incorporation to increase our authorized common stock, the shares of common stock issuable upon conversion of the series A preferred stock and upon exercise of the warrants are not deemed to be beneficially owned by San Juan Holdings as of January 26, 2006. Shares beneficially owned by San Juan Holdings do not include 275,724 shares of common stock issuable upon exercise of a warrant held by RD Capital Group, Inc., an affiliate of San Juan Holdings.

      The shares beneficially owned by Dov Perlysky are owned by Krovim, LLC. Mr. Perlysky is the manager of Nesher, LLC, which is the manager of Krovim. Mr. Perlysky disclaims beneficial interest in the shares owned by Krovim.

      See "Item 3.02. Unregistered Sale of Equity Securities" in this Form 8-K for information as to investors who purchased 5% or more of our private placement.

Item 5. Directors and Executive Officers, Promoters and Control Persons.

Directors and Executive Officers

      The following table sets forth certain information with respect to our directors and executive officers.

        Name            Age        Position
        ----            ---        --------
Elizabeth Plaza         42         President, chairman of the board and director
Nelida Plaza            38         Vice president and secretary
Antonio L. Martinez     37         Chief financial officer
Dov Perlysky            42         Director
Kirk Michel(1)          50         Director
Howard Spindel(1)       60         Director
Irving Wiesen(1)        51         Director

----------
(1) Member of the audit and compensation committees.

      Elizabeth Plaza has been president and sole director of Plaza since 1997, and she has been our president and chief executive officer since January 25, 2006. Ms. Plaza holds a B.S. in Pharmaceutical Sciences, magna cum laude, from the School of Pharmacy of the University of Puerto Rico. She was the 2003 recipient of Ernst & Young's Entrepreneur of the Year Award in Health Science, a 40 under 40 Caribbean Business Award recipient in 2002 and the 2003 recipient of the Puerto Rico Powerful Business Women Award. Ms. Plaza is a registered Pharmacist.

      Nelida Plaza has been vice president of operations of Plaza since January 2004 and has been our vice president and secretary since January 25, 2006. In July 2000, Ms. Plaza joined Plaza as a project management consultant. Prior thereto, she was a unit operations leader and safety manager at E.I. Dupont De Nemours where she was involved with the development, support and audit of environmental, safety and occupational health programs. Ms. Plaza holds a M.S. in Environmental Management from the University of Houston in Clear Lake and a B.S. in Chemical Engineering from the University of Puerto Rico.

      Antonio L. Martinez has been our interim chief financial officer since January 25, 2006. Mr. Martinez is a certified public accountant and, for the past ten years, he has owned his own accounting firm. Mr. Martinez has performed accounting services for Plaza since 2003.

      Dov Perlysky has been president and a director of Lawrence Consulting Group since it was founded in 2004 and has been the managing member of Nesher, LLC a private investment firm since 2000. On January 25, 2006, in connection with the reverse acquisition, Mr. Perlysky resigned as president and became a consultant to us. From 1998 until 2002, Mr. Perlysky was a vice president in the Private Client Group of Laidlaw Global Securities, a registered broker-dealer. He received his B.S. in Mathematics and Computer Science from the University of Illinois in 1985 and a Masters in Management from the JL Kellogg Graduate School of Northwestern University in 1991. Mr. Perlysky is a director of Engex, Inc., a closed-end mutual fund.

      Kirk Michel, a director since January 25, 2006, has been a managing director of KEMA Advisors, Inc., a boutique financial advisory firm located in Hillsborough, North Carolina since 2002. KEMA Advisors provides financial advisory services to middle market companies and governmental agencies. From 1995 to 2002, Mr. Michel was the co-founder and a managing director of Bahia Group Holdings, LLC which provided corporate finance, public finance and merger and acquisition services to middle market companies and governmental agencies. Mr. Michel holds a M.B.A. degree from the Columbia University Graduate School of Business and a B.A. in Economics from Northwestern University.

      Howard Spindel, a director since January 25, 2006, has been a consultant with Integrated Management Solutions, a securities industry consulting and recruitment firm which he founded, since 1985. In this capacity, he has also acted as a financial and operations principal, general securities principal, registered representative and options principal for several broker-dealers during this period. He is also a director of Engex, Inc., a publicly-held investment company. Mr. Spindel received a B.S. in accounting from Hunter College.

      Irving Wiesen, a director since January 25, 2006, has practiced as an attorney specializing in food and drug law and regulation in the pharmaceutical and medical device industries for more than twenty-five years. For more than the past five years he has been of counsel to the New York law firms, Ullman, Shapiro and Ullman, LLP and Cohen, Tauber, Spievack & Wagner. Prior to that, Mr. Wiesen was a partner in the New York food and drug law firm, Bass & Ullman, and also served as division counsel of Boehringer Ingelheim Pharmaceuticals, Inc. Mr. Wiesen represents pharmaceutical, medical device and biotechnology companies in all aspects of FDA regulation, corporate practice and compliance, litigation and allied commercial transactions. Mr. Wiesen received his J.D. degree from the New York University School of Law and holds an M.A. in English Literature form Columbia University and a B.A., cum laude, from Yeshiva University.

      Elizabeth Plaza and Nelida Plaza are sisters. There is no other family relationship among our officers and directors.

Board Committees

      The board of directors has two committees, the audit committee and the compensation committee. Messrs. Kirk Michel, Howard Spindel and Irving Wiesen, each of whom is an independent director, are the members of both committees. Mr. Spindel is the audit committee financial expert.

Item 6. Executive Compensation.

                           SUMMARY COMPENSATION TABLE

      Prior to the reverse acquisition, we did not pay any compensation to any executive officers. Set forth below is information for Plaza's chief executive officer and each of its other officers whose compensation exceeded $100,000 for the fiscal year ended October 31, 2005.

                                   Fiscal                                  Other
Name and Position                  Year              Salary         Compensation
-----------------                  ----              ------         ------------
Elizabeth Plaza, president and     2005                  --             $281,500
chief executive officer
Nelida Plaza, vice president       2005             $84,723               54,688

      No bonuses were paid to any of the officers and no stock or other equity compensation was provided to any of the officers. Other compensation for Elizabeth Plaza represents payment of her child care and tuition, and other family and other personal expenses. Other compensation for Nelida Plaza represents $48,688 of child care and tuition and other family and personal expenses and a $6,000 automobile allowance.

      Prior to the reverse acquisition, Plaza was taxed as a Subchapter N corporation under the Puerto Rico tax law, which is similar to treatment as an S Corporation under the Internal Revenue Code. As a result, Elizabeth Plaza was taxed on Plaza's income. We did not pay Elizabeth Plaza any salary during the year ended October 31, 2005, since we distributed $8.0 million to Ms. Plaza with respect to that year. Since Plaza continued to be treated as an Subchapter N corporation until the reverse acquisition, Ms. Plaza will be taxed on Plaza's income from November 1, 2005 until January 24, 2006.

Employment Agreements

      On January 25, 2006, we entered into employment agreements with Elizabeth Plaza and Nelida Plaza. Our agreement with Elizabeth Plaza provides that Ms. Plaza will serve as our president and chief executive officer for a period of 18 months, for which she will receive a salary at the annual rate of $250,000. For 18 months thereafter, Ms. Plaza will serve as a consultant for which she will receive compensation at the annual rate of $75,000. During the term of her employment, we will also provide Ms. Plaza with an automobile allowance at the annual rate of $24,828, discretionary bonuses and stock options or other equity-based incentives as shall be determined by our compensation committee, except that her bonus shall not be less than 4% nor more than 50% of her salary. If we terminate Ms. Plaza's employment other than for cause or as a result of her death or disability, we are required to pay Ms. Plaza the balance of her compensation for her employment terms and her consulting term and other benefits, including a pro rata portion of the bonus that would have been paid to her, and her obligations under her non-competition provision terminate.

      Our agreement with Nelida Plaza provides that Ms. Plaza will serve as vice president for a term of three years for which she will receive annual compensation at the annual rate of $150,000. She is also entitled to such bonus compensation as is determined by the compensation committee, not to exceed 50% of her salary. We also agreed to make the lease payments on the automobile she currently leases. Such payment are at the annual rate of approximately $11,600. If we terminate Ms. Plaza's employment other than for cause or as a result of her death or disability, we are required to pay Ms. Plaza the balance of her compensation for her employment terms and her consulting term and other benefits, including a pro rata portion of the bonus that would have been paid to her, and her obligations under her non-competition provision terminate.

Consulting Agreement

      On January 26, 2006, we entered into a one-year consulting agreement with Dov Perlysky, pursuant to which we agreed to pay Mr. Perlysky a 5% commission on business generated by Mr. Perlysky's efforts.

2005 Long-Term Incentive Plan

      In October 2005, our board of directors adopted the 2005 Long-Term Incentive Plan, covering 2,500,000 shares of common stock. The 2005 plan provides for the grant of incentive and non-qualified options, stock grants, stock appreciation rights and other equity-based incentives to employees, including officers, and consultants. The 2005 Plan is to be administered by a committee of independent directors. In the absence of a committee, the plan is administered by the board of directors. Independent directors are not eligible for discretionary options. However, each newly elected independent director receives at the time of his or her election, a five-year option to purchase 25,000 shares of common stock at the market price on the date of his or her election. In addition, the plan provides for the annual grant of an option to purchase 5,000 shares of common stock on the first trading day of January in each year, commencing January 2007. The options to directors have a term of five years and become exercisable cumulatively as to 50% of the shares subject to the option six months from the date of grant and as to the remaining 50% 18 months from the date of grant. Pursuant to this provision, on January 25, 2006, options to purchase 25,000 shares at $.7344 per share, being the fair market value on the date of grant, were automatically granted to Messrs. Kirk Michel, Howard Spindel and Irving Wiesen. These option grants are subject to stockholder approval of the 2005 Plan.

      Options intended to be incentive stock options must be granted at an exercise price per share which is not less than the fair market value of the common stock on the date of grant and may have a term which is not longer than ten years. If the option holder holds 10% of our common stock, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the option cannot exceed five years. On January 25, 2006, we granted incentive stock options to purchase an aggregate of 1,400,000 shares of common stock at an exercise price of $.7344 per share, to 41 employees. These options are subject to stockholder approval of the 2005 Plan.

      Option holders do not recognize taxable income upon the grant of either incentive or non-qualified stock options under the Internal Revenue Code of 1986. When employees exercise incentive stock options, they will not recognize taxable income upon exercise of the option, although the difference between the exercise price and the fair market value of the common stock on the date of exercise is included in income for purposes of computing their alternative minimum tax liability, if any. If certain holding period requirements are met, their gain or loss on a subsequent sale of the stock will be taxed at capital gain rates. Generally, long-term capital gains rates will apply to their full gain at the time of the sale of the stock, provided that they do not dispose of the stock made within two years from the date of grant of the option or within one year after your acquisition of such stock, and the option is exercised while they are employed by us or within three months of the termination of their employment or one year in the event of death or disability, as defined in the Internal Revenue Code. Employees who are residents of Puerto Rico are subject to the Puerto Rico Code, which may be different from tax treatment under the Internal Revenue Code.

      In general, upon the exercise a non-qualified option, the option holder will recognize ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the shares on the date he or she exercises the option. Subject to certain limitations, we may deduct that amount as an expense for federal income tax purposes. In general, when the holders of shares issued on exercise of a nonqualified stock option sell their shares, any profit or loss is short-term or long-term capital gain or loss, depending upon the holding period for the shares and their basis in the shares will be the fair market value on the date of exercise.

Item 7. Certain Relationships and Related Transactions.

      On January 25, 2006, pursuant to the Plaza Agreement, Elizabeth Plaza, as the sole stockholder of Plaza, received at the closing $10,000,000 plus 1,150,000 shares of common stock. In addition, we will pay Ms. Plaza three payments, each in the amount of $2,750,000, on January 25, 2007, 2008 and 2009.

      San Juan Holdings represented Plaza and Elizabeth Plaza in connection with the reverse acquisition. For such services, we issued 600,000 shares of common stock and warrants to purchase 2,500,000 shares of common stock, with an exercise price of $.06 per share, to San Juan Holdings. In our private placement of series A preferred stock and warrants, San Juan Holdings purchased three units. The purchase price for the three units was $750,000. The broker, which is an affiliate of San Juan Holdings, waived the commission and non-accountable expense allowance with respect to such sales, and as a result, San Juan Holdings purchased the three units for a net payment of $652,500. We also paid an affiliate of San Juan Holdings a broker's commission and non-accountable expense allowance of $195,000 for sales made to other purchasers in the private placement, and we issued to the affiliate three-year warrants to purchase an aggregate of 275,724 shares of common stock at an exercise price of $.7344 per share.

Item 8. Description of Securities.

      Our authorized capitalization consists of 2,000,000 shares of preferred stock, par value $.0001 per share, and 10,000,000 shares of common stock, par value $.0001 per share. As soon as practicable after the closing, we will seek stockholder approval of an amendment to our certificate of incorporation to change our corporate name, to increase our authorized capital stock to 10,000,000 shares of preferred stock and 50,000,000 shares of common stock and to approve the 2005 Long-Term Incentive Plan. There are presently outstanding 551,800 shares of common stock. Our outstanding common stock is held by approximately 77 stockholders of record.

Common Stock

      Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to share in such dividends as the board of directors, in its discretion, may declare from funds legally available. In the event of liquidation, each outstanding share entitles its holder to participate ratably in the assets remaining after payment of liabilities.

      Our directors are elected by a plurality vote. Because holders of common stock do not have cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual stockholders meeting at which a quorum is present can elect all of our directors. Our stockholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities. All outstanding shares of common stock are, and those issuable upon conversion of the preferred stock and exercise of the warrants will be, upon such conversion or exercise, validly issued, fully paid, and non-assessable

      The transfer agent for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

      The board of directors is authorized to issue up to 2,000,000 shares of preferred stock which may be issued in series from time to time with such designations, rights, preferences and limitations as the board of directors may declare by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. The potential exists, therefore, that additional shares of preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred stockholders over common stockholders. Unless the nature of a particular transaction and applicable statute require such approval, the board of directors has the authority to issue shares of preferred stock without stockholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control without any further action by stockholders.

Series A Preferred Stock

      The board of directors has created a series of 1,175,000 shares of series A preferred stock. Each share of series A preferred stock automatically converts into 13.616 shares of common stock upon the filing of a certificate of amendment to our certificate of incorporation which increases the authorized capital stock to 10,000,000 shares of preferred stock and 50,000,000 shares of common stock. The board of directors has approved such an amendment, subject to stockholder approval.

      The holders of the series A preferred stock have no dividend rights, except that, if a dividend is declared with respect to the common stock, the holders of the series A preferred stock shall be entitled to dividends on the preferred stock on an "as if converted" basis.

      Except as provided by law and except for the following, the holders of the series A preferred stock have no voting rights. The vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be required for any amendment to this Certificate of Designation.

      We cannot take any of the following actions without the approval of the holders of a majority of the shares of series A preferred stock:

      o The merger or consolidation of us with or into any other corporation or other entity.

      o The sale by us of all or a significant portion of our business and assets.

      o Our acquisition of any business or entity if such acquisition provides for the payment of consideration, including equity, of more than $1,000,000 or the resulting issuance of such number of shares of capital stock (including convertible securities) which would be more than 10% of the outstanding Common Stock (including common stock that is issuable upon conversion or exercise of convertible securities, including options and warrants).

      o The creation or issuance of any class or series of capital stock which is senior to or on a parity with the series A preferred stock as to dividends, voting or voluntary or involuntary liquidation, dissolution or winding up.

      In the event of the liquidation, dissolution or winding up, the holders of the series A preferred stock will be treated as if the series A preferred stock were converted into common stock.

Investor Warrants

      In connection with our January 2006 private placement, we issued warrants to purchase 3,999,700 shares of common stock at an exercise price of $1.10 per share and warrants to purchase an additional 3,999,700 shares of common stock at an exercise price of $1.65 per shares. These warrants have a term which expires five years from the closing date and are callable by us if the closing price of our common stock is at least twice the exercise price of the warrants for twenty
(20) consecutive trading days. The warrants are not exercisable until the amendment to our certificate of incorporation increasing the number of authorized shares of our common stock has been approved by our stockholders and filed with the Secretary of State of the State of Delaware.

Other Warrants

      As of December 31, 2005, warrants to purchase 1,600,000 shares of common stock at an exercise price of $0.06 per share were outstanding. These warrants are exercisable until January 16, 2014. The holders of these warrants have the same registration rights as are granted to Elizabeth Plaza with respect to the 1,150,000 shares of common stock issuable to her pursuant to the merger agreement.

      At the closing we issued to San Juan Holdings warrants to purchase 2,500,000 shares of common stock at an exercise price of $.06 per shares. The warrants are exercisable until January 16, 2014. San Juan Holding has the same registration rights as are granted to Elizabeth Plaza with respect to the 1,150,000 shares of common stock issuable to her pursuant to the merger agreement.

Broker-Dealer Warrants

      At the closing of the reverse acquisition we issued to broker-dealers who assisted us in our January 2006 private placement, three-year warrants to purchase an aggregate of 1,439,892 shares of common stock at an exercise price of $.7344 per shares. The holders of the warrants have piggyback registration rights for the common stock issuable upon exercise of the warrants, which will include a standard underwriters' right to exclude shares, commencing six months after the effective date of the registration statement relating to the shares issuable upon conversion of the series A preferred stock issued to the investors in the January 2006 private placement.

Delaware Law Provisions

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

      Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

                                     PART II

Item 1. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

      There is no public market for our common stock, and we have not paid dividends.

      As of January 31, 2006, we had approximately 77 stockholders of record. At that date, we had 2,301,000 shares of common stock outstanding, of which 1,750,000 were issued to Elizabeth Plaza (1,150,000 shares) and San Juan Holdings (600,000). Of the remaining 551,000 shares of common stock, 487,600 shares are subject to an escrow agreement and cannot be released from escrow until the earlier of September 1, 2007 or the date on which the closing price of a share of our common stock is at least $1.00 for ten consecutive trading days on the OTC Bulletin Board, the NASDAQ Stock Market or the American or New York Stock Exchange.

      As of January 31, 2006, we had 5,539,892 shares of common stock reserved for issuance pursuant to outstanding warrants, other than the warrants issued in the January 2006 private placement.

      In addition, there are:

      o 2,500,000 shares reserved for issuance pursuant to the 2006 Plan, which is subject to stockholder approval.

      o 15,998,800 shares of common stock issuable upon conversion of the series A preferred stock and

      o 7,999,400 shares of common stock issuable upon exercise of the warrants issued in the January 2006 private placement.

      The series A preferred stock cannot be converted until, and are automatically converted when, and the warrants issued in the January 2006 private placement cannot be exercised until, we amend our certificate of incorporation to increase our authorized capital stock to 10,000,000 shares of preferred stock and 50,000,000 shares of common stock.

(a) Equity Compensation Plan Information

      The following table summarizes the equity compensation plans under which our securities may be issued as of January 31, 2006.

                                           Number of securities to be     Weighted-average          Number of securities
                                           issued upon exercise of        exercise price of         remaining available for
                                           outstanding options and        outstanding options and   future issuance under
               Plan Category               warrants                       warrants                  equity compensation plans
               -------------               --------                       --------                  -------------------------
Equity compensation plans approved by            -0-                                  --                            --
security holders
Equity compensation plan not approved by   1,475,000                               $.7344                    1,025,000
security holders

      The 2006 long-term incentive plan was approved by the board of directors, subject to stockholder approval, and the outstanding options are subject to stockholder approval of the plan. The plan has not yet been submitted to the stockholders for their approval.

Item 2. Legal Proceedings.

      We are not a defendant in any material legal proceedings.

Item 3. Changes in and Disagreements with Accountants.

      N.A.

Item 4. Recent Issuances of Unregistered Securities.

      See Item 3.02 of this Form 8-K for information relating to recent issuances of unregistered securities.

Item 5. Indemnification of Officers and Directors.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

      Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

      The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

      Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    PART F/S

      Reference is made to the filings by Lawrence Consulting Group on Form 10SB-A and 10-QSB for Lawrence's financial statements.

      The financial statements of Plaza begin on Page F-1.

      The pro forma financial information is filed as Exhibit 99.8 to this Form 8-K.

                                    PART III

      The exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02. Unregistered Sale of Equity Securities.

      On January 25, 2006, we sold 47 units, each unit consisting of 25,000 shares of series A preferred stock, warrants to purchase 85,100 shares of common stock at $1.10 per share and warrants to purchase 85,100 shares of common stock at $1.65 per share. In the private placement, we issued an aggregate of 1,175,000 shares of series A preferred stock (which are convertible into an aggregate of 15,998,800 shares of common stock), warrants to purchase 3,999,700 shares of common stock at $1.10 per share, and warrants to purchase 3,999,700 shares of common stock at $1.65 per share, to 42 accredited investors. The following table sets forth information as to each investor who purchased more than 4.5% of the units sold and all other units sold.

                                                                    Common Stock Issuable on     Common Stock Issuable upon
Name                                   Series A Preferred Stock     Conversion                   Warrant Exercise
----                                   -------------------------    ----------                   ----------------
Venturetek LP                          229,885                      3,130,115                    1,565,058
Barron Partners LP                     200,000                      2,732,200                    1,361,600
San Juan Holdings, Inc.                 75,000                      1,021,200                      510,600
Pentland USA, Inc.                      75,000                      1,021,200                      510,600
Fame Associates                         75,000                      1,021,200                      510,600
LDP Family Partnership, LP              56,705                        722,096                      386,048
All other investors                    463,410                      6,309,791                    3,254,894

      We paid brokerage commissions of 10% of the gross purchase price and an aggregate non-accountable expense allowance of 3% of the gross purchase price with respect to the units sold. In certain cases, the broker waived the commission and non-accountable expense allowance, and the investor paid the purchase price less the commission and non-accountable expense allowance. The purchase price for the 47 units sold was $11,750,000. Broker-dealers waived commission and non-accountable expense allowance with respect to $628,750, we paid commissions and non-accountable expense allowances totaling $898,750 to six broker-dealers, including RD Capital Group, Inc., which is an affiliate of San Juan Holdings. We paid RD Capital Group $195,000 for commissions and non-accountable expense allowance and we issued to that firm warrants to purchase 275,724 shares of common stock. RD Capital Group waived its commission and non-accountable expense allowance on the units purchased by San Juan Holdings, and, as a result, the purchase price of the units purchased by San Juan Holdings was $652,500. The warrants have an exercise price of $.7344 per share and a term of three years, and the holders of the warrants have piggyback registration rights commencing six months after the effective date of the registration statement covering the shares of common stock issuable upon conversion of the series A preferred stock and exercise of the warrants issued in the January 2006 private placement.

Item 5.01 Changes of Control of Registrant.

      The reverse acquisition with Plaza resulted in a change of control. For information concerning our current officers and directors, see "Item 5. Directors and Executive Officers, Promoters and Control Persons" under "Item
2.01. Completion of Acquisition or Disposition of Assets." For information on stock holdings by our officers, directors and principal stockholders, see "Item
4. Security Ownership of Certain Beneficial Owners and Management" under "Item
2.01. Completion of Acquisition or Disposition of Assets."

      The current directors and officers, other than Mr. Perlysky, were elected in connection with the reverse acquisition. See also "Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers."

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On January 25, 2006, Dov Perlysky, our sole director, elected Elizabeth Plaza, Kirk Michel, Irving Wiesen, and Howard Spindel as directors. Mr. Perlysky resigned as president and our current officers were elected.

      Information concerning our current officers and directors is disclosed in "Item 5. Directors and Executive Officers, Promoters and Control Persons" under "Item 2.01. Completion of Acquisition or Disposition of Assets."

Item 5.03. Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

      On January 26, 2006, we filed a certificate of designation setting forth the rights, preferences, privileges and limitations of the holders of our series A preferred stock. See the caption "Series A Preferred Stock" in "Item 8. Description of Securities" under "Item 2.01. Completion of Acquisition or Disposition of Assets" for information concerning the rights of the holders of the series A preferred stock.

Section 5.06 Change in Shell Company Status.

      As a result of the reverse acquisition with Plaza, we are no longer a shell company.

      See "Item 2.01 Completion of Acquisition or Disposition of Assets" for a description of our business following the completion of the reverse merger.

Section 9.01 Financial Statements and Exhibits.

      (a)   Financial statements of Plaza. See Page F-1.

      (b)   Pro forma financial information. See Exhibit 99.8.

      (c)   See (a) and (b) of this Item 9.01.

      (d)   Exhibits

      4.1   Certificate of Designation for the Series A Convertible Preferred
            Stock
      4.2   Form of warrant issued to Investors
      4.3   Form of warrant held by initial warrant holders
      4.4   Form of warrant held by San Juan Holdings
      4.5 Form of warrants issued to broker-dealers in January 2006 private placement
      99.1  Form of subscription agreement
      99.2  Registration rights provisions for the subscription agreement
      99.3 Registration rights provisions for Elizabeth Plaza and San Juan Holdings, Inc.
      99.4 Employment agreement dated January 25, 2006, between the Registrant and Elizabeth Plaza
      99.5 Employment agreement dated January 25, 2006, between the Registrant and Nelida Plaza
      99.6 Consulting agreement dated January 25, 2006, between the Registrant and Dov Perlysky
      99.7  2006 Long-term incentive plan
      99.8  Pro forma financial information

                          PLAZA CONSULTING GROUP, INC.

                          INDEX TO FINANCIAL STATEMENTS

-----------------------------------------------------------------------------------------
                                                                                    Page
-----------------------------------------------------------------------------------------
Report of Independent Auditor                                                        F-2
-----------------------------------------------------------------------------------------
Balance sheet at October 31, 2005                                                    F-3
-----------------------------------------------------------------------------------------
Statements of income for the years ended October 31, 2005 and 2004                   F-4
-----------------------------------------------------------------------------------------
Statements of owners equity for the years ended October 31, 2005 and 2004            F-5
-----------------------------------------------------------------------------------------
Statements of cash flows for the year ended October 31, 2005 and 2004                F-6
-----------------------------------------------------------------------------------------
Notes to financial statements                                                   F-7 - F-
-----------------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder of
      Plaza Consulting Group, Inc.:

                  We have audited the accompanying balance sheets of PLAZA CONSULTING GROUP, INC. as of October 31, 2005 and 2004, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plaza Consulting Group, Inc. as of October 31, 2005 and 2004, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

San Juan, Puerto Rico,

  December 30, 2005, except for Note 12 (a), as to which the date is January 9, 2006, and
   Note 12 (b) as to which date is January 25, 2006.

                          PLAZA CONSULTING GROUP, INC.

                   BALANCE SHEETS - OCTOBER 31, 2005 AND 2004

                                     ASSETS

                                                                           2005            2004
                                                                        ----------      ----------
CURRENT ASSETS:
   Cash, including $1,747,069 and $3,030,579 of overnight
      investments at a 1.25% yield in 2005 and 2004, respectively       $1,791,557      $3,036,725
   Accounts receivable-trade                                             4,927,422       5,445,429
   Other                                                                   133,611         115,336
                                                                        ----------      ----------

         Total current assets                                            6,852,590       8,597,490

PROPERTY AND EQUIPMENT, net of accumulated depreciation
   and amortization of $145,170 and $ 93,693 in 2005 and 2004,
   respectively                                                            364,998         231,490
                                                                        ----------      ----------

         Total assets                                                   $7,217,588      $8,828,980
                                                                        ==========      ==========

                            LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Current portion of obligations under capital leases                  $   47,294      $   32,869
   Accounts payable and accrued expenses                                   996,829       1,126,082
                                                                        ----------      ----------

         Total current liabilities                                       1,044,123       1,158,951

OBLIGATIONS UNDER CAPITAL LEASES--net of current
   portion above                                                           192,896         120,294

         Total liabilities                                               1,237,019       1,279,245
                                                                        ----------      ----------

COMMITMENTS                                                                     --              --
                                                                        ----------      ----------

STOCKHOLDER'S EQUITY:
   Common stock; 12,500,000 shares authorized at $0.02 par value;
      50,000 shares issued and outstanding after 100:1 stock split           1,000           1,000
   Retained earnings                                                     5,979,569       7,548,735
                                                                        ----------      ----------

         Total stockholder's equity                                      5,980,569       7,549,735
                                                                        ----------      ----------

                  Total liabilities and stockholder's equity            $7,217,588      $8,828,980
                                                                        ==========      ==========

                     The accompanying notes are an integral
                         part of these balance sheets.

                          PLAZA CONSULTING GROUP, INC.

                              STATEMENTS OF INCOME

                  FOR THE YEARS ENDED OCTOBER 31, 2005 AND 2004

                                            2005             2004
                                         -----------      -----------

REVENUES                                 $17,412,869      $16,930,431

COST OF REVENUES                           9,400,909        9,361,968
                                         -----------      -----------

Gross profit                               8,011,960        7,568,463

SELLING, GENERAL AND ADMINISTRATIVE        1,531,476        1,775,249
                                         -----------      -----------

INCOME BEFORE DEPRECIATION EXPENSE         6,480,484        5,793,214

DEPRECIATION AND AMORTIZATION                 90,332           50,359
                                         -----------      -----------

NET INCOME                               $ 6,390,152      $ 5,742,855
                                         ===========      ===========

                     The accompanying notes are an integral
                           part of these statements.

                          PLAZA CONSULTING GROUP, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                  FOR THE YEARS ENDED OCTOBER 31, 2005 AND 2004

                                  Common          Retained
                                  Stock           Earnings            Total
                               -----------      -----------       -----------

BALANCE, October 31, 2003      $     1,000      $ 6,908,469       $ 6,909,469

NET INCOME                              --        5,742,855         5,742,855

DISTRIBUTIONS                           --       (5,102,589)       (5,102,589)
                               -----------      -----------       -----------

BALANCE, October 31, 2004            1,000        7,548,735         7,549,735

NET INCOME                              --        6,390,152         6,390,152

DISTRIBUTIONS                           --       (7,959,318)       (7,959,318)
                               -----------      -----------       -----------

BALANCE, October 31, 2005      $     1,000      $ 5,979,569       $ 5,980,569
                               ===========      ===========       ===========

                     The accompanying notes are an integral
                           part of these statements.

                          PLAZA CONSULTING GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                  FOR THE YEARS ENDED OCTOBER 31, 2005 AND 2004

                                                        2005               2004
                                                    ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers                     $ 17,850,119       $ 15,998,584
   Interest received                                      40,201             38,872
   Cash paid to suppliers and employees              (11,031,955)       (10,464,860)
   Interest paid                                         (10,721)            (8,480)
                                                    ------------       ------------

Net cash provided by operating activities              6,847,644          5,564,116
                                                    ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES--
   acquisition of property and equipment                 (92,340)           (68,575)
                                                    ------------       ------------

         Net cash used in investing activities           (92,340)           (68,575)
                                                    ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions                                      (7,959,318)        (5,102,589)
   Payment of lease obligations                          (41,154)           (25,144)
                                                    ------------       ------------

         Net cash used in financing activities        (8,000,472)        (5,127,733)
                                                    ------------       ------------

NET (DECREASE) INCREASE IN CASH                       (1,245,168)           367,808

CASH, beginning of year                                3,036,725          2,668,917
                                                    ------------       ------------

CASH, end of year                                   $  1,791,557       $  3,036,725
                                                    ============       ============

                     The accompanying notes are an integral
                           part of these statements.

                          PLAZA CONSULTING GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                  FOR THE YEARS ENDED OCTOBER 31, 2005 AND 2004

                                                                2005              2004
                                                             -----------       -----------
RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
   Net income                                                $ 6,390,152       $ 5,742,855
                                                             -----------       -----------
   Adjustment to reconcile net income to net cash
    provided by operating activities-
      Depreciation and amortization                               90,332            50,359
      Bad debts expense                                           51,277            35,554
      Gain on disposal of asset                                   (3,319)               --
      Changes in assets and liabilities-
      Decrease (increase) in accounts receivable-trade           466,730          (901,455)
      Decrease (increase) in other current assets                (18,275)            2,821
      Increase in accounts payable and accrued expenses         (129,253)          633,982
                                                             -----------       -----------

         Total adjustments                                       457,492          (178,739)
                                                             -----------       -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                    $ 6,847,644       $ 5,564,116
                                                             ===========       ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended October 31, 2005, the Company acquired vehicles in the amount of $170,355 under capital lease obligations. In addition, it retired a vehicle under a capital lease with a book value of $38,855 and an unpaid capital lease debt of $42,174 resulting in a gain on disposal of $3,319.

During the year ended October 31, 2004, the Company acquired vehicles in the amount of $84,109 under capital lease obligations. The Company traded-in a vehicle with a book value of $33,726 and an outstanding lease of $40,164, which was assumed in one of the new capital lease obligations.

                     The accompanying notes are an integral
                           part of these statements.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

(1)   Organization and summary of significant accounting policies:

      Organization -

      Plaza Consulting Group, Inc. (The Company) was incorporated on November 12, 1997 under the laws of the Commonwealth of Puerto Rico. The Company operates under the d/b/a name of Pharma Serv and is engaged in rendering, among others, technical services in the areas of process validation programs, qualification of equipment, utilities system and facilities, product and process transfers, process optimization, and quality and regulatory compliance to pharmaceutical, biotechnology, chemical and other manufacturing companies.

      Summary of significant accounting policies:

      (a)   Cash and cash equivalents -

            For purposes of the statements of cash flows, cash and cash equivalents include highly liquid investments with original maturities of three months or less.

      (b)   Revenue recognition -

            The Company recognizes revenues in the month when services are rendered to customers. In the case of lump-sum contracts, revenue is recognized ratably over the applicable contract period or as services are performed.

      (c)   Bad debts -

            Bad debts are accounted for using the direct write-off method whereby an expense is recognized only when a specific account is determined to be uncollectible. The effect of using this method approximates that of the allowance method.

      (d)   Property and equipment -

            Property and equipment is stated at cost. Depreciation is provided using the straight-line basis over the estimated useful lives of the assets. Major renewals and betterments that extend the life of the assets are capitalized, while expenditures for repairs and maintenance are expensed when incurred.

      (e)   Accounting for income taxes -

            The Company elected from its inception to be covered under the provisions of Subchapter N of Subtitle A of the Puerto Rico Internal Revenue Code (the Code). Under such Code, the company is not subject to tax because the income flows through directly to the personal income tax return of the stockholder.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

      (f)   Concentration of credit risk -

            Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits and trade accounts receivable.

            The Company maintains its bank account in a high quality financial institution. While the Company attempts to limit any financial exposure, its deposit balances may frequently exceed federally insured limits; however, no losses have been experienced on this account.

            Company revenues are concentrated in the pharmaceutical industry in the island of Puerto Rico. Approximately 62% and 65% of the gross revenues in 2005 and 2004, respectively was generated by two customers. The same customers had an outstanding balance at October 31, 2005 and 2004 representing 63% and 60% of the total receivables, respectively. The Company assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

      (g)   Stock options -

            Stock options are generally granted with an exercise price equal to the market value of the common stock on the date of the grant, expire ten years from the date they were granted, and generally vest over a three-year service period. All options granted had an exercise price equal to the market value of the underlying common stock on the date of the grant.

      (h)   Fair value of financial instruments -

            The carrying value of the Company's financial instruments (excluding obligations under capital leases): cash, accounts receivable, accounts payable and accrued liabilities, are considered reasonable estimates of fair value due to short period to maturity

            Management believes, based on current rates, that the fair value of its obligations under capital leases approximates the carrying amount.

      (i)   Use of estimates -

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

(2)   Recent accounting pronouncements:

      (a) In March 2005, the FASB issued Interpretation No. 47 "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143 "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FASB Statement 143 acknowledges that in some cases, sufficient information may not be available to a reasonably estimate the fair value of an asset obligation. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provisions of this interpretation are effective no later than the end of fiscal years ending after December 15, 2005 Management does not expect that the application of this standard will have any effect on the Company's results of operations or its financial condition.

      (b) In December 2004, the FASB issued Statement No. 153 "Exchanges of Non-Monetary Transactions - an amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively. The Company does not expect that the adoption of FAS-153 will have a material impact on its results of operations and financial position.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

      (c) In December 2004, the FASB published Statement No. 123(R) requiring that the compensation cost relating to share-based payment transaction be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement No. 123(R) covers a wide range of share-based compensation arrangements, including share option restricted plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement No. 123 (R) replaces FASB Statement No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". Statement No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used.

            This Statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. One of the effects of the application of FASB123R is to treat the value (as properly determined) of the options as compensation to the grantees, thus increasing the company's selling, general and administrative expenses.

      (d) In May 2005, the FASB issued Statement No. 154 "Accounting for Changes and Errors Corrections'. This Statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle.

            This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When its is impracticable to determine the period specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retroactive application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect that the adoption of FAS-154 will have a material impact on its consolidated results of operations and financial position.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

(3)   Property and equipment:

      The balance of property and equipment, as of October 31, 2005 and 2004, consists:

                                         Useful
                                      Life (years)       2005            2004
                                      ------------    ---------       ---------
      Vehicles                             5          $ 180,442       $ 273,086
      Leasehold improvements               5             64,895          28,400
      Computers                            3             81,395          79,689
      Equipment                            5             22,885          22,885
      Furniture and fixtures              10             67,907          13,767
                                                      ---------       ---------

            Total                                       510,168          25,183

      Less- Accumulated depreciation
           and amortization                            (145,170)        (93,693)
                                                      ---------       ---------

      Property and equipment, net                     $ 364,998       $ 231,490
                                                      =========       =========

(4)   Retirement plan:

      The Company adopted a qualified CODA profit sharing plan ("the Plan") in January 2002, which was amended in November 2003. It covers substantially all of the company's employees after they complete certain service requirements. The Plan is established as to comply with the requirements of Section 165(a) of the Puerto Rico Income Tax Act of 1994, as amended.

      Employees are eligible to participate after reaching a minimum age of 21 years old and three months of service. The employees can contribute amounts not exceeding 10% of their salary, up to $8,000 annually. Company contributions to the Plan, based on a percentage of employee contributions, as defined, were approximately $35,908 and $29,467 in 2005 and 2004, respectively.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

(5)   Lease commitments:

      (a)   Capitalized lease obligations -

            As of October 31, 2005 and 2004, the Company owned vehicles acquired under non-cancelable capital leases with a cost of $273,086 and $180,442 (accumulated depreciation of $46,058 and $39,288), respectively. Depreciation expense for these assets amounted to $33,968 and $22,618 in 2005 and 2004, respectively. The following is a schedule, by year, of future minimum lease payments under the capitalized leases together with the present value of the net minimum lease payments at October 31, 2005:

             October 31,                             Amount
      -----------------------                      ---------
               2006                                $  60,444
               2007                                   60,444
               2008                                   49,798
               2009                                   48,360
               2010                                   55,239
                                                   ---------
      Total minimum lease payments                   274,285
      Less- Amount of imputed interest               (34,095)
                                                   ---------

      Present value of minimum lease payments        240,190

      Current portion of obligations under
        capital leases                               (47,294)
                                                   ---------

      Long-term portion                            $ 192,896
                                                   =========

      (b)   Operating facilities -

            The Company conducts its administrative operations in office facilities which are leased under three different rental agreements with the following terms:

                   Description            Monthly Rent               Commitment Term
                   -----------            ------------               ---------------

            Main office facilities            $550        Month-to-month; cancelled in October 2004
                                                          Twenty-three months; ending in August 2005
            Human resources facilities        $680        but cancelled during October 2004
            Human resources facilities        $680        Eighteen months ending in August 2005 but
                                                          cancelled in October 2004
            Land (Note 7)                   $1,000        Ten years until July 2013

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

      During the year ended October 31, 2005, the Company entered into a lease agreement with a related party to relocate its administrative facilities. The agreement requires a monthly rent of $3,200 during a three-year period ending in October 2007. The Company also entered into another one-year lease agreement ending on April 10, 2006 that requires a monthly rent of $1,850 and that is for space that will be used for training facilities. In addition, it entered into a six-month lease ending in January 2006 that requires a monthly rent of $1,800 and that is for space that is being used as housing for employees working in Guayama, PR.

      The following are the future minimum annual rent payments during each of the next five years and thereafter:

          Year         Amount
          ----        --------
          2006        $ 65,150
          2007          50,400
          2008          12,000
          2009          12,000
          2010          12,000
      Thereafter        32,000
                      --------
                      $183,550
                      ========

      Rent expense during the years ended October 31, 2005 and 2004 amounted to $71,026 and $40,443, respectively.

(6)   Line of credit:

      The Company has available an approved line of credit for $250,000 collateralized by the personal guarantee of the stockholder. This line of credit bears interest at 2.00% over the prime rate and was unused at October 31, 2005 and 2004.

(7)   Related party transactions:

      In July 2003, the Company entered into a lease agreement for the use of a parcel of land in Dorado, Puerto Rico with Plaza Professional Center, Inc., an entity that is owned by the Company's stockholder. The agreement provides for a monthly rent of $1,000 during a ten-year period ending in July 2013. Rent expense under this lease agreement for the years ended October 31, 2005 and 2004 amounted to $12,000.

      In November 2004, the Company entered into a three-year lease agreement for the rental of its administrative facilities with the same above referenced affiliate for a monthly lease rent of $3,200 ending in October 2007. Rent expense under this lease agreement for the year ended October 31, 2005 amounted to $38,400.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

(8)   Income taxes:

      Under the benefits of Section N of the 1994 Puerto Rico Internal Revenue Code, the results of operations of the Company are reported in the Puerto Rico income tax return of the Company's stockholder; therefore, neither a tax provision nor a tax liability is reported in the accompanying financial statements.

      The Company pays the Secretary of Treasury of Puerto Rico, on behalf of the stockholder and as required by the Income Tax Act, an amount equal to 33% of its taxable income. Such payments, and income taxes withheld by customers (calculated at 7% of the invoice amount) are included in the amount of distributions to stockholder in the accompanying statement of changes in stockholder's equity.

      The total amount remitted to the Secretary of Treasury and the distributions paid to the stockholder during the years ended October 31, 2005 and 2004 amounted to:

                                                     2005            2004
                                                  ----------      ----------
      Quarterly deposits (33%)                    $  978,019      $  972,142

      Customers' tax withholdings (7%)               649,436         631,190
                                                  ----------      ----------
                                                   1,627,455       1,603,332
            Total income taxes

      Cash distributions paid to stockholder       6,331,863       3,499,257
                                                  ----------      ----------
                                                  $7,959,318      $5,102,589
                                                  ==========      ==========

      Pro-forma results of operations assuming the Company were the equivalent of a C Corporation for the years ended October 31, 2005 and 2004 follow:

                                      2005              2004
                                   -----------       -----------

      Income before taxes          $ 6,390,152       $ 5,742,855

      Effect of permanent and
      temporary differences              4,550             3,813
                                   -----------       -----------

      Income subject to tax          6,394,702         5,746,668

      Income tax                    (2,494,000)       (2,241,000)
                                   -----------       -----------

      Pro-forma net income         $ 3,900,702       $ 3,505,668
                                   ===========       ===========

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

      As explained elsewhere herein, customers of the Company are required to withhold 7% of invoice amounts and remit such withholding to the Puerto Rico Department of Treasury; these, amounts, as well as estimated tax payments made quarterly on behalf of the Company's stockholder, also made to the Puerto Rico Department of Treasury, are supposed to equal 33% of the Company's net income

      During the year ended October 31, 2005, the combined total of the 7% withholdings made by customers and the estimated tax payments made by the Company is $1,627,455; the additional taxes due of approximately $483,000 are an obligation of the Company's shareholder.

(9)   Stock option plan:

      Management instituted a stock option plan (the "Plan") for key employees and directors of the Company and its affiliates. No stock-based employee compensation cost is reflected in net income, as all options granted had an exercise price equal to the market value (i.e., underlying book value) of the common stock on the date of the grant. No option will have a term in excess of ten years. The Board of Directors is responsible for determining the individuals to be granted options, the number of options each individual will receive, the option price per share and the vesting period of each option.

      On October 23, 2004, options were granted to a group of employees for the acquisition of 4,125 shares of the Company's common stock. The options granted have an exercise price of $138.19 for each share of common stock. As of October 31, 2005 and 2004, there are 1,375 shares available for additional grants of options.

      The right to exercise the options vests as follows:

                  Vesting %                           Date
                  ---------               ----------------------------
                    0.00%                 One year after grant date
                    0.00%                 Two years after grant date
                    33.30%                Three years after grant date
                    66.60%                Four years after grant date
                   100.00%                Five years after grant date

      As of October 31, 2005, none of the options granted have been exercised.

      Under the provisions of FASB Statement No. 148, "Accounting for Stock-Based Compensation", compensation cost is recognized for the fair value of the option at the award date. However, the granted options did not result in compensation cost because as of the award dates, the exercise price of the option was the same as the estimated fair value of the Company's stock.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

(10)  Stock split:

      During the year ended October 31, 2004 the Company amended its certificate of incorporation to increase its authorized capital from 125,000 shares to 12,500,000. On October 20, 2004 the Board of Directors declared a one hundred to one stock split, which resulted in the increase of shares issued and outstanding from 500 shares to 50,000 shares. The Company's common stock par value was reduced from $2.00 to $0.02. All references in the financial statements and notes to the number of shares and par value data of the Company's common shares have been restated to reflect the effect of the stock split for the two fiscal years presented.

(11)  Commitment and contingency:

      On October 31, 2005, the Company, Lawrence Consulting Group (LCG), Plaza Acquisition Company (PAC), a wholly-owned subsidiary of LCG and the stockholder, entered into an agreement and plan of reorganization, which provides for PAC to merge with and into the Company, ceasing the existence of PAC and the Company continuing as the surviving corporation of the merger.

      As part of the merger agreement, all outstanding shares of the Company owned by the stockholder shall be cancelled and extinguished in exchange for:

            (i)   A cash payment of $10.0 million,
            (ii) A deferred payment of $8.25 million, payable in three equal annual payments after the close of the transaction, and
            (iii) 1,150,000 shares of LCG common stock.

      The agreement also provides for the cancellation of all shares of PAC stock issued and outstanding owned by LCG in exchange for one thousand (1,000) shares of common stock of the Company, which will, at that moment, represent all of the issued and outstanding shares of the Company.

(12)  Subsequent events:

      (a) On January 9, 2006, the Company acquired certain assets, including a client list, from an unrelated third party relating to a validation compliance service business for a total consideration of $300,000. Of such amount, one-third was paid in January 2006, one-third is payable on March 31, 2006 and one-third is payable on June 30, 2006. The Company has also hired eleven former employees of the acquired business.

            In connection with this acquisition, the Company will open an office in Hilltown, Pennsylvania. Plaza has agreed to lease office space in Hilltown from an unrelated third party pursuant to a month-to-month lease at a monthly rental of $2,750.

                          PLAZA CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2005 AND 2004

      (b) Prior to January 25, 2006, the options granted to certain employees of the Company to acquire 4,125 shares of the Company were cancelled. Furthermore, as provided by the merger agreement, LCG granted key employees options to purchase an aggregate of 1,400,000 shares of LCG common stock at an exercise price of $0.7344. The options are exercisable in installments commencing October 23, 2007 and shall expire five years from the Closing Date, which was January 25, 2006. These options are subject to stockholder's approval of LCG's 2005 Long Term Incentive Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LAWRENCE CONSULTING GROUP, INC.
                                                         (Registrant)


Date: January 31, 2006                          /s/ Elizabeth Plaza
                                                --------------------------------
                                                Elizabeth Plaza, Chief Executive
                                                Officer